UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

VSB Bancorp, Inc.
(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128
(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308
Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01	Other Events

Index of Exhibits

SIGNATURES

ITEM 8.01	Other Events

    On September 14, 2011, the Company announced that its Board of Directors has authorized the Company’s third Rule 10b5-1 stock repurchase program for the repurchase of up to 100,000 shares of the Company’s common stock. The Company repurchased 200,000 shares of its common stock under two previous repurchase programs in 2008 and 2009. This third stock repurchase program will commence immediately, subject to market conditions.

    The Company currently has 1,825,009 shares of common stock outstanding, so the repurchase represents up to 5.5% of the Company’s outstanding common stock. Purchases under the program will be made through open market transactions, negotiated block transactions or otherwise. The repurchase program will be undertaken and administered in accordance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended. The Company has selected Janney Montgomery Scott as its broker to effectuate the repurchase program.

    A copy of the press release announcing the third stock repurchase plan is attached as Exhibit 8.01 (a).

INDEX TO EXHIBITS

Exhibit No.	Description

8.01 (a)	Press release announcing third stock repurchase plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2011

VSB Bancorp, Inc.

By:	/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz
Vice President, Controller and
Principal Accounting Officer